SEMCO ENERGY, INC.
                            EXECUTIVE SECURITY TRUST


This Agreement is made this 14th day of April, 2000 by and between SEMCO Energy, Inc. ("Company") and Frank Russell Trust Company ("Trustee").

WHEREAS, Company has adopted the non-qualified deferred compensation Plan as listed in Appendix A.

WHEREAS, Company has incurred or expects to incur liability under the terms of such Plan with respect to the individual participating in such Plan;

WHEREAS, Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to the Plan participants and beneficiaries in such manner and at such times as specified in the Plan;

WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

SECTION  1.     ESTABLISHMENT  OF  TRUST
                ------------------------

(a) Company hereby deposits with Trustee in trust an amount, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

(b)     The  Trust  hereby  established  shall  be  irrevocable.

(c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

(d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of the Plan participants and general creditors as herein set forth. The Plan participants and beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of the Plan participants and beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in
Section  3(a)  herein.

(e) Upon a Change of Control, Company shall, as soon as possible, but in no event longer than ten (10) days following the Change of Control, as defined herein, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Plan participant or beneficiary the benefits to which Plan participants or their beneficiaries would be entitled pursuant to the terms of the Plan(s). Trustee shall have no responsibility to determine if a change of control has occurred. Trustee shall have no right or obligation to compel Company to make any contribution to the Trust.

SECTION  2.     PAYMENT  TO  THE  PLAN  PARTICIPANTS  AND  BENEFICIARIES
                --------------------------------------------------------

(a) Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of the Plan participants (and beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan as required by law and as elected by participants and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

(b) The entitlement of the Plan participants or beneficiaries to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

(c) Company may make payment of benefits directly to the Plan participants or beneficiaries as they become due under the terms of the Plan. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to the participant or beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payment of benefits in accordance with the terms of the Plan, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.





SECTION  3.     TRUSTEE  RESPONSIBILITY  REGARDING  PAYMENT TO TRUST BENEFICIARY
                ----------------------------------------------------------------
WHEN  COMPANY  IS  INSOLVENT
   -------------------------

(a) Trustee shall cease payment of benefits to the Plan participants and beneficiaries if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b) At all times during the continuance of this Trust, as provided in Section l(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

     (1) The Board of Directors and Chief Executive Officer shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to the Plan participants or beneficiaries.

     (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

     (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to the Plan participants or beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of the Plan participants or beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.

     (4) Trustee shall resume the payments of benefits to the Plan participants or beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is no longer Insolvent.

(c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payment, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Plan participants or beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to the Plan participants or beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

SECTION  4.     PAYMENTS  TO  COMPANY
                ---------------------

Except as provided in Sections 3 and 12 hereof, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to the Plan participants and their beneficiaries pursuant to the terms of the Plan.

SECTION  5.     INVESTMENT  AUTHORITY
                ---------------------

(a) Following a Change of Control, as defined herein, and the funding of the Trust by the Company, the Company will provide general investment direction to the Trustee to invest the assets of the Trust among the following categories which represent investments (1) in insurance contracts covering the lives of the Plan participants provided that any related insurance company separate account investment shall not cause the Trust to have more than 25% exposure to equity securities; (2) directly or indirectly (through mutual funds or other commingled funds) in equity securities of established companies regularly traded on U.S. securities exchanges or markets, provided that not more than 25% of the Trust assets are invested in this manner; and (3) directly or indirectly (through mutual funds or other commingled funds) in high grade corporate, municipal or U.S. Treasury fixed income securities.

(b) The trustee shall provide reports at least quarterly to Company showing the value of the Trust and the status of investments thereunder and any payments from the Trust during the quarter.

     Company shall have the right at anytime, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

SECTION  6.     DISPOSITION  OF  INCOME
                -----------------------

During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

SECTION  7.     ACCOUNTING  BY  TRUSTEE
                -----------------------

Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee within 45 days following the close of each calendar year and within 90 days after the removal or resignation of Trustee. Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

SECTION  8.     RESPONSIBILITY  OF  TRUSTEE
                ---------------------------

(a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that Trustee shall incur no
                                  ---------
liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

(b) If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

(c) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

(d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

(e) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein; provided,
                                                                       ---------
however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

(f) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administration Regulations promulgated pursuant to the Internal Revenue Code.

SECTION  9.     COMPENSATION  AND  EXPENSES  OF  TRUSTEE
                ----------------------------------------

The Trustee shall be entitled to reasonable compensation for services in administering and distributing the Trust property and to reimbursement for expenses. Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.
SECTION  10.     RESIGNATION  AND  REMOVAL  OF  TRUSTEE
                 --------------------------------------

(a) Trustee may resign at any time by written notice to Company, which shall be effective 60 days after receipt of such notice unless Company and Trustee agree otherwise.

(b) If Trustee resigns or is removed within 20 years after a Change of Control, as defined herein, Trustee shall select a successor Trustee in accordance with the provisions of Section 11 hereof prior to the effective date of Trustee's resignation or removal.

(c) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 90 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

(d) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph (a) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

SECTION  11.     APPOINTMENT  OF  SUCCESSOR
                 --------------------------

(a) If Trustee resigns or is removed pursuant to the provisions of Section 10 hereof and selects a successor Trustee, Trustee may appoint any third party such as a bank or trust department or other party that may be granted corporate trustee powers under the state law. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

(b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

SECTION  12.     AMENDMENT  OR  TERMINATION
                 --------------------------

(a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

(b) The Trust shall not terminate until the date on which the Plan participant and beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

(c) The company shall provide an update to Appendix A at least annually and shall furnish a copy of this Trust Agreement and any amendments or updates to Appendix A to each participant or beneficiary. At least annually following a change of control, as defined herein, the Trustee shall provide notice to any current and former participant or beneficiary of any change in his or her status as set forth on Appendix A or deletion from Appendix A.

(d) No section of this Trust Agreement may be amended by Company for 20 years following a Change of Control, as defined herein unless such change is required by law or is required to maintain the status of the trust as a Grantor Trust under the Internal Revenue Code.

SECTION  13.     MISCELLANEOUS
                 -------------

(a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b) Benefits payable to the Plan participant and beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(c) This Trust Agreement shall be governed by the construed in accordance with the laws of Washington.

(d) For purposes of this Trust, Change of Control shall be deemed to have occurred upon:

     (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"), provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 13(d); or
     (2) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least majority of the Board, provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination of election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (3) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all of substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, the corporation resulting from such Business
Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     (4) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, or

     (5) The sale of substantially all of the assets and business of the SEMCO Energy Gas Company Division of the Company (the Company's Michigan gas utility).


SECTION  14.     EFFECTIVE  DATE
                 ---------------

The  effective  date  of  this  Trust  Agreement  shall  be  April  14th,  2000.

IN WITNESS WHEREOF, the parties hereto have signed this Trust Agreement as of the date first above written.

                                   SEMCO  ENERGY,  INC.

                                   By:/s/William  L.  Johnson
                                      -----------------------



ATTEST:                              FRANK  RUSSELL  TRUST  COMPANY

/s/Mary  O.  Robbins                         By:/s/Kell  L.  Haught
--------------------                            -------------------
Acting  Asst.  Secretary

                                   APPENDIX A


PLANS  COVERED  BY  THIS  AGREEMENT
-----------------------------------

SEMCO Energy, Inc. Supplemental Executive Retirement Plan represented by an "Executive Security Agreement" dated April 14, 2000 and signed by each of the following individuals, the form of which is attached hereto as Appendix B.

Barbara A. Akins
Lila  R.  Bradley
Rudolfo  D.  Cifolelli
Sebastian  Coppola
Samuel  B.  Dallas
Daniel M. Dieckgraeff
Thomas S. East
Barrett Hatches
Anthony M. Izzo
William  L.  Johnson
Jon A. Kosht
Stephen R. Makowski
Ebrahim M. Moradian
John  E.  Schneider
Robert A. Stone
Steven  W.  Warsinske
Harold R. Winnie

                                   APPENDIX B


The attached form of Executive Security Agreement has been executed by the Company and each of the officers listed in Appendix A.